701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

April 15, 2016	PRESS RELEASE

Aspirity Holdings Reports Financial Results for 2015;

Company Now Solely Focused On Retail Energy and Related Finance

MINNEAPOLIS, MN – Aspirity Holdings LLC (“Aspirity” or the “Company”), formerly known as Twin Cities Power Holdings, LLC (“TCPH”), today announced its financial results for the year ended December 31, 2015:

●	Total revenues for 2015 were $48,124,000 compared to $49,841,000 for 2014, a decrease of 3.4%.

●	For 2015, the operating loss totaled $4,365,000, a decline from operating income of $6,440,000 in 2014.

●	The net loss attributable to common for 2015 totaled $4,843,000 compared to net income attributable to common of $3,230,000 in 2014.

●	The ratio of earnings to fixed charges[1] for the year was -0.21 times compared to 2.47 times in 2014. Unrestricted cash balances were $2,331,000 as of December 31, 2015 compared to $2,397,000 at the prior year-end.

●	With respect to our balance sheet:

●	At December 31, 2015, our liquidity ratio (unrestricted cash, cash in trading accounts, trade receivables, and marketable securities divided by total assets) declined to 56.9% compared to 82.5% at December 31, 2014;

●	Our debt-to-total capital ratio (total debt divided by total debt plus equity) increased to 141.1% at December 31, 2015 from 87.7% at December 31, 2014; and

●	Our debt-to-members’ equity ratio (total debt divided by members’ equity) was 25.16 times at December 31, 2015 compared to 7.15 times at December 31, 2014.

“It was a transformative year for Aspirity. We completed our investor- and board-approved restructuring in November after many months of planning. As has been previously said, our ultimate goal is a public offering of equity in the next few years. The restructuring enabled us to eliminate the revenue and earnings volatility and regulatory exposure characteristic of the legacy businesses and as evidenced by recent financial results. We are pleased to have now recast the Company solely as a marketing-driven retail energy and financial services business beginning in 2016”, said Mark A. Cohn, the Company’s President and Chief Executive Officer.

“We spent the second half of last year readying our retail energy business for launch. Our launch took place in January 2016 when we began enrolling customers in southern Ohio. Since that time we’ve added additional utility service territories in northern Illinois, central Ohio, and eastern Pennsylvania. We’ve been able to add customers using both online and offline marketing channels. We expect to continue adding additional territories throughout the year and plan on being able to market to approximately 38,000,000 residential customers in the 14 full choice jurisdictions by year’s end”, added Mr. Cohn.

[1]	As defined by the SEC, the ratio of earnings to fixed charges is “earnings” (the sum of income before taxes and fixed charges) divided by “fixed charges” equal to interest expense, one-third of operating lease rental expense to approximate interest, and amortization of deferred financing costs.

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 · www.aspirityholdings.com

“For 2015, consolidated operating profitability was a challenge for us. Enterprises’ retail businesses generated an operating loss in the first quarter, wholesale trading lost money in the second quarter, we incurred costs associated with the startup of Aspirity Energy and our public reporting, and continued spending on the marketing of our renewable unsecured subordinated notes. All these factors contributed to the operating loss for the year of $4.4 million”, said Wiley H. Sharp III, the Company’s Chief Financial Officer.

“The restructuring and distribution has also affected our balance sheet. At year-end, our balance sheet showed negative equity of $8.1 million, $9.2 million of which was a negative non-controlling interest due to the effects of the distribution of Enterprises last November and its subsequent reconsolidation. This non-controlling interest activity is a non-cash item, is due to certain technical requirements of generally accepted accounting principles, and does not impact our ability to meet our obligations as they come due. In any case, we believe our capital resources and liquidity are adequate. While the liquidity ratio is down from year-end 2014, this is largely due to the sale of Twin Cities Power and its subsidiary Summit Energy last June and the removal of their trading accounts balances. Further, increased investment in the diversified segment of Enterprises reduced cash by almost $2.0 million. Overall, unrestricted cash is down less than 3%, from $2.4 million last year to $2.3 million as of 2015’s year end. For 2015, we raised $6.8 million of new funds, net of redemptions, via sales of our renewable unsecured subordinated notes. So far in 2016, we have been exceeding our budgeted goals for new notes sales”, Mr. Sharp continued.

“Going forward, the appearance of our financial statements should start to normalize. March 30, 2016 was a significant date for us for two reasons – Aspirity Energy closed on a full requirements preferred supply agreement with Exelon Generation Company LLC, the second largest electricity generator in the U.S., and we finalized our amended and restated operating agreement following FERC’s approval of the issuance of equity to our management and certain other persons active in the energy business. We believe the PSA and continued note sales will give us access to enough capital to expand the operations of Aspirity Energy as service territories become available to us while the definitive ownership changes mean that Aspirity will no longer be required to consolidate Enterprises. Consequently, the first quarter of 2016 will be the last for which our statement of operations will be consolidated with Enterprises; however, the March 31, 2016 balance sheet will not be”, concluded Mr. Sharp.

About Aspirity Holdings, LLC

Aspirity Holdings, LLC, formerly known as Twin Cities Power Holdings, LLC, is a Minnesota limited liability company that serves as a holding company and is headquartered at 701 Xenia Avenue South, Suite 475, Minneapolis MN 55416, telephone 763-432-1500. Following the spin-off of Krieger Enterprises, the Company has operations in two business segments - retail energy through Aspirity Energy (www.aspitityenergy.com) and financial services through Aspirity Financial.

While the equity of Aspirity is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Louisiana, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Pennsylvania, Rhode Island, South Dakota, Texas, Utah, Vermont, and Wisconsin.

To obtain more information about the Company, an investment kit, or see our most recent interest rate offerings, visit www.aspirityholdings.com.

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

About Krieger Enterprises, LLC

Krieger Enterprises, which was spun off from Aspirity Holdings effective November 1, 2015, is headquartered at 16233 Kenyon Avenue, Lakeville MN 55044, telephone 952-241-3103. Enterprises trades virtual electricity for its own account in wholesale markets regulated by the Federal Energy Regulatory Commission as well as other energy-related derivative contracts on exchanges regulated by the Commodity Futures Trading Commission. Enterprises also holds retail electricity supplier licenses from the states of Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, and Rhode Island (see www.townsquareenergy.com), and engages in certain asset management activities, including real estate development and investments in privately held businesses.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: “may”, “will”, “should”, “expect”, “anticipate”, “believe”, “estimate” “continue”, “predict”, or other similar words making reference to future periods, including expectations of current year revenues and operating income. In addition, forward-looking statements include statements regarding our intent, belief, or current expectation about trends affecting the markets in which we participate, our businesses, financial condition, and growth strategies, among other things. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the “Risk Factors” sections of our filings with the Securities and Exchange Commission.

If any of the events described in these “Risk Factors” occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings, in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

Non-GAAP Financial Measures

Aspirity’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company’s financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of coverage ratios, liquidity measures, and debt-to-equity ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company’s ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III

CFO, 763-432-1502

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights

Dollars in thousands;	For years ended Dec 31,
may not add due to rounding	2015	2014	Pct chg
Statement of Operations Data
Wholesale trading	$14,293	$38,612	-63.0%
Retail energy services	30,483	11,229	171.5%
Diversified investments	3,348	-	na
Net revenue	48,124	49,841	-3.4%
Total costs of revenues & operations	52,489	43,402	20.9%
Operating income (loss)	(4,365)	6,440	-167.8%
Interest expense	(3,569)	(2,293)	55.6%
Interest income	829	143	480.2%
Other income (expense), net	2,296	(510)	-550.0%
Income (loss) before taxes	(4,809)	3,779	-227.3%
Tax provision (benefit)	47	-	na
Net income (loss)	(4,762)	3,779	-226.0%
Net income (loss) attributable to non-controlling interest	(468)	-	na
Net income (loss) attributable to Company	(4,294)	3,779	-213.6%
Preferred distributions	(549)	(549)	0.0%
Net income (loss) attributable to common	$(4,843)	$3,230	-249.9%
Comprehensive income (loss) attributable to:
Non-controlling interest	$44	$-	na
Common	(4,843)	2,676	-280.9%
The Company	$(4,799)	$2,676	-279.3%

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights

Dollars in thousands;	At years ended Dec 31,
may not add due to rounding	2015		2014		Pct chg
Balance Sheet Data
Unrestricted cash	$2,331		$2,397		-2.7%
Cash on deposit in trading accounts	8,047		21,100		-61.9%
Cash on deposit in collateral accounts	246		-		na
Marketable securities	-		312		-100.0%
Trade receivables	5,888		2,394		145.9%
Other current assets	1,629		416		291.3%

Total current assets	18,142		26,619		-31.8%

Equipment & furnishings, net	1,348		763		76.8%
Other assets, net	9,509		4,389		116.7%
Total assets	$28,999		$31,770		-8.7%

Revolving, demand, and current debt	$13,023		$8,652		50.5%
Trade payables	4,377		1,544		183.5%
Accrued expenses	4,333		5,133		-15.6%
Other current liabilities	711		583		22.0%
Total current liabilities	22,444		15,912		41.1%
Long term debt	14,607		10,636		37.3%
Other long term liabilities	-		2,524		-100.0%
Total liabilities	37,050		29,072		27.4%
Series A preferred equity	2,745		2,745		0.0%
Common equity	(1,647)		(194)		750.6%
Accumulated other comprehensive income (loss) (AOCI) .	-		147		-100.0%
Total members’ equity	1,098		2,698		-59.3%
Non-controlling interest	(9,808)		-		na
AOCI attributed to non-controlling interest	659		-		na
Total equity	(8,051)		2,698		-398.4%
Total liabilities & equity	$28,999		$31,770		-8.7%

Liquidity, percent of total assets	56.9%		82.5%		-31.0%
Debt to total capital ratio	141.1%		87.7%		60.9%
Debt to equity ratio	-3.43	x	7.15	x	-148.0%

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

Aspirity Holdings LLC & Subsidiaries

Consolidating Financial Highlights

For year ended Dec 31, 2015
Dollars in thousands; may not add due to rounding	Aspirity Holdings & Subsidiaries	Krieger Enterprises & Subsidiaries	Eliminations	Aspirity Holdings Consolidated

Statement of Operations Data
Wholesale trading	$-	$14,293	$-	$14,293
Retail energy services	-	30,483	-	30,483
Financial services	2,877	-	(2,877)	-
Diversified investments	-	3,348	-	3,348
Net revenue	2,877	48,124	(2,877)	48,124
Total costs of revenues & operations	4,229	48,709	(450)	52,489
Operating income (loss)	(1,352)	(585)	(2,428)	(4,365)
Interest expense	(3,206)	(3,240)	2,877	(3,569)
Interest income	20	809	-	829
Other income (expense), net	(130)	2,426	-	2,296
Income (loss) before taxes	(4,668)	(591)	450	(4,809)
Tax provision (benefit)	-	(47)	-	(47)
Net income (loss)	(4,668)	(638)	450	(4,856)
Net income (loss) attributable to non-controlling interest	-	(468)	-	(468)
Net income (loss) attributable to Company	(4,668)	(170)	450	(4,388)
Preferred distributions	(549)	-	-	(549)
Net income (loss) attributable to common	$(5,217)	$(170)	$450	$(4,937)
Comprehensive income (loss) attributable to:
Non-controlling interest	-	44	-	44
Common	(5,217)	(76)	450	(4,843)
The Company	(5,217)	(32)	450	(4,799)

Ratio of earnings to fixed charges ..	-0.35	x	0.82	x	na	-0.21	x

701 Xenia Avenue South, Suite 475
Minneapolis MN 55416
763-432-1500 ● www.aspirityholdings.com

Aspirity Holdings LLC & Subsidiaries

Consolidating Financial Highlights

At year ended Dec 31, 2015
Dollars in thousands; may not add due to rounding	Aspirity Holdings & Subsidiaries	Krieger Enterprises & Subsidiaries	Eliminations	Aspirity Holdings Consolidated

Balance Sheet Data
Unrestricted cash	$718	$1,613	$-	$2,331
Cash on deposit in trading accounts	-	8,047	-	8,047
Cash on deposit in collateral accounts	64	183	-	246
Trade receivables	382	5,888	(382)	5,888
Other current assets	78	1,821	(269)	1,629
Total current assets	1,242	17,552	(651)	18,142
Equipment & furnishings, net	88	1,260	-	1,348
Term Loan	20,248	-	(20,248)	(0)
Other assets, net	300	9,209	-	9,509
Total assets	$21,878	$28,020	$(20,899)	$28,999

Current debt, other	$10,120	$2,903	$-	$13,023
Current debt, Term Loan	-	8,458	(8,458)	-
Trade payables	666	4,363	(651)	4,377
Accrued expenses	1,483	2,849	-	4,333
Other current liabilities	-	711	-	711
Total current liabilities	12,269	19,284	(9,109)	22,444

Long term debt, other	14,364	242	-	14,607
Long term debt, Term Loan	-	11,790	(11,790)	-
Total liabilities	26,633	31,317	(20,899)	37,050

Series A preferred equity	2,745	-	-	2,745
Common equity	(7,500)	(3,260)	9,112	(1,647)
Accumulated other comprehensive
income (loss) (AOCI)	-	659	(659)	-
Total members’ equity	(4,755)	(2,601)	8,453	1,098

Non-controlling interest	-	(696)	(9,112)	(9,808)
AOCI attributed to non-controlling interest	-	-	659	659
Total equity	(4,755)	(3,296)	-	(8,051)
Total liabilities & equity	$21,878	$28,020	$(20,899)	$28,999

Liquidity, percent of total assets	5.3%	56.1%	na	56.9%
Debt to total capital ratio	124.1%	116.4%	na	141.1%
Debt to equity ratio	-5.15	x	-7.10	x	na	-3.43	x